PEOPLES FINANCIAL SERVICES CORP.

                                 50 MAIN STREET
                               HALLSTEAD, PA 18822


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TIME................................10:30  a.m. E. S. T., on Saturday, April 24,
                                    1999
PLACE...............................The Montrose Bible Conference
                                    Lake Avenue
                                    Montrose, PA  18801
ITEMS OF BUSINESS...................(1)     To elect two Class I  Directors  to
                                            hold  office for three  years from
                                            the date of election  and until
                                            their  successors  shall have been
                                            elected and qualified.
                                    (2)     To  ratify  the  appointment  by the
                                            Board of  Directors  for  Prociak  &
                                            Associates,  LLC,  Certified  Public
                                            Accountants,   as  the   independent
                                            auditors   for   the   year   ending
                                            December 31, 1999.
                                    (3)     To transact  such other  business as
                                            may  properly  be  presented  at the
                                            Meeting  and  any   adjournment   or
                                            postponement thereof.
RECORD DATE.........................Holders of Common  Shares of record at the close of business on February  26, 1999
                                    are entitled to vote at the Meeting.
ANNUAL REPORT...................... The  Company's  1998  Annual  Report,
                                    which is not a part of the proxy  soliciting
                                    material, is enclosed.
PROXY VOTING....................... It is  important  that your Shares be represented and voted at the Meeting. Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.



                                                     JOHN W. ORD
                                                     PRESIDENT AND CEO
February 26, 1999

                                TABLE OF CONTENTS
------------------------------------------------------------------------------


PROXY STATEMENT.............................................................  3
     Proxies   .............................................................  3
     Required Vote..........................................................  3
     Cost of Proxy Solicitation.............................................  4
     Advance Notice Procedures..............................................  4
     Shareholder  Communications............................................  4
GOVERNANCE OF THE COMPANY...................................................  5
     Committees of the Board of Directors...................................  5
     Compensation of Directors..............................................  6
     Compensation Committee Interlocks and Insider Participation............  6
     Relationship with Independent Public Accountants.......................  7
     Section 16(a) Beneficial Ownership Reporting Compliance................  7
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS.................................  7
ELECTION OF DIRECTORS.......................................................  8
     Nominees for Terms Expiring in 2002....................................  9
     Directors Whose Terms Will Expire in 2000..............................  9
     Directors Whose Terms Will Expire in 2001...............................10
EXECUTIVE COMPENSATION.......................................................10
    Board Compensation Committee Report on Executive Compensation............10
    Summary Compensation Table...............................................13
    Option Grants in Last Fiscal Year........................................14
    Pension Plans............................................................14
    Performance Graph........................................................16
    Executive Employment Agreements and Other Arrangements...................16
OTHER MATTERS................................................................17
PROXY CARD...................................................................18

                                 PROXY STATEMENT

 -----------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Financial Services Corp. (the "Company"), parent company of Peoples National Bank of Susquehanna County (the "Bank"), for use at the Company's Annual Meeting of Shareholders to be held on April 24, 1999, (the "Meeting") at 10:30 a.m. E.S.T. at the Montrose Bible Conference, Lake Avenue, Montrose, Pennsylvania. The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about March 22, 1999.

PROXIES

The execution and return of the enclosed proxy will not affect a Shareholder's right to attend the Meeting and vote in person. Any Shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy to the Secretary of the Company, Virginia Turner, 50 Main Street, P0 Box A, Hallstead, Pennsylvania, 18822, or by attending the Meeting and electing to vote in person after giving written notice thereof to the Secretary of the Company. Shareholders of record at the close of business on February 26, 1999 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 2,175,031 shares of common stock outstanding (the "Common Stock"), par value $2.00 per share, each of which will be entitled to one vote at the Meeting.

If the enclosed proxy is appropriately marked, signed, and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for Class I Directors, and FOR the appointment of Prociak & Associates, LLC, Certified Public Accountants, as the independent auditors for the year ending December 31, 1999.

Shares represented by properly executed proxies on the accompanying form will be voted FOR the nominees named unless otherwise specified on the proxy by the Shareholder. Any Shareholder who wishes to withhold authority from the proxyholders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors and management, however, have no present reason to believe that any nominee listed will be unable to serve as a Director, if elected.

REQUIRED VOTE

The presence, in person or by proxy, of the holders of a majority of the Shares entitled to vote generally for the election of Directors is necessary to constitute a quorum at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of the holders of a majority of the outstanding
Common Shares entitled to vote is required to ratify the appointment by the Board of Directors for Prociak & Associates, LLC, Certified Public Accountants, as the independent auditors for the year ending December 31, 1999. The affirmative vote of the holders of a majority of the Common Shares present in person or represented by proxy and entitled to vote is required to approve the other matters to be acted upon at the Meeting. An abstention is counted as a vote against the Board's proposal and such other matters. A broker "non-vote" is counted as a vote against the Board's proposal and is not counted for purposes of approving the other matters.

COST OF PROXY SOLICITATION

The expense of soliciting proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail. The Company's Directors, Officers and Employees may also solicit proxies personally.

ADVANCE NOTICE PROCEDURES

The By-Laws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any Shareholder of the Company. All nominations are referred to the Board of Directors for consideration. The By-Laws require that any nomination for Director by a Shareholder (other than by the Board of Directors) must be made by notice, in writing, delivered to the Secretary of the Company not less than 60 days prior to the date of a Shareholders' Meeting.

Any Shareholder proposal for consideration at the Company's Annual Meeting of Shareholders to be held in 2000 must be received by the Company at its principal office not later than December 3, 1999, in order to be considered at the 2000 Annual Meeting of Shareholders. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Corporate Secretary, PO Box A, Hallstead, PA 18822.

SHAREHOLDER COMMUNICATIONS

Highlights of the Meeting will be included in a quarterly report to Shareholders following the Meeting. You can obtain a transcript of the Meeting by writing to Shareholders' Meeting Transcript Requests, 50 Main Street, PO Box A, Hallstead, PA 18822.

As a Shareholder, your comments pertaining to any aspect of Company business are welcome. Although Shareholder comments are not answered on an individual basis, they do assist Company Management in understanding the concerns of Shareholders.

                           GOVERNANCE OF THE COMPANY
-------------------------------------------------------------------------------

Pursuant to the Pennsylvania General Corporate Law and the Company's By-Laws, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the CEO and Officers, by reviewing materials provided to them and by participation in meetings of the Board and its committees.

During 1998, all of the Directors of the Company attended at least 75% of the aggregate of all meetings of the Company's and the Bank's Boards of Directors and Board committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors met five times during 1998 and the Bank's Board of Directors met 12 times during 1998.

The Company's Board of Directors is authorized, under the Company's By-Laws, to create an Executive Committee and other Board committees. At present, no such committees have been established, and all committee functions are performed by committees of the Bank's Board. The Bank's Board has seven standing committees--Executive, Compensation, Audit, Asset/Liability, Human Resources and Marketing, Loan Administration and Branch. There is no Nominating Committee.

The Executive Committee of the Bank met one time during 1998. It is a fixed committee comprised of the Chairman, the Vice Chairman, the President and one other Director appointed on a yearly basis. This committee may exercise the authority of the Bank's Board to the extent permitted by law during intervals between meetings of the Board. The Executive Committee of the Bank may also be assigned other duties by the Bank's Board.

The Compensation Committee of the Bank met one time during 1998. This committee reviews and recommends compensation policies and plans. Carl F. Pease was the Chairman of the Committee. The other Committee members were: Jack M. Norris, Gerald R. Pennay, and John W. Ord. Mr. Ord is the current CEO and President of Peoples National Bank. While Mr. Ord was specifically excluded from any Committee discussion concerning his own compensation, he does participate in the Committee's discussion concerning other key Executive's compensation.

The Audit Committee of the Bank met four times during 1998. It supervises the compliance and internal audit program of the Bank and recommends the appointment of, and serves as the principal liaison between, the Board and the Company's independent accountants. The Audit Committee also reports to the Board on the general financial condition of the Bank.

The Asset/Liability Committee of the Bank met 12 times during 1998. It monitors and helps control the Bank's risk position by recommending the allocation of funds within guidelines for rate sensitivity, time deposits, liquidity, Federal Funds borrowing, loans, investments, dividends and tax position. The Asset/Liability Committee is responsible for developing such guidelines, guiding the Bank's investments, and coordinating the Bank's budget process.

The Human Resources and Marketing Committee of the Bank met four times during 1998. It is responsible for sound human resources management (e.g., in employment, compensation, and performance appraisals). This Committee is also responsible for evaluation, planning and supervision of the marketing of the Bank's products and services and also oversees community relations and other public relations activities.

The Loan Administration Committee of the Bank met four times during 1998. It assists the Bank's Board of Directors in discharging its responsibility for the lending activities of the Bank by reviewing loans, lines of credit, floor plans, and compliance. The Loan Administration Committee recommends lending authorizations and is responsible for assuring that the Bank's loan activities are carried out in accordance with loan policies. The Loan Administration Committee is also responsible for ensuring the adequacy of the Bank's loan loss reserve.

The Branch Committees of the Bank each met 10 times during 1998. There is one committee assigned to each branch of the Bank. These Committees are responsible for monitoring the operations, goals, and profitability of the branches.

COMPENSATION OF DIRECTORS

Each member of the Board of Directors receives $350 for each Bank Board meeting and all committee members, except Mr. Ord, receive $150 for each committee meeting they attend. The Chairman of the Board receives an additional $200 per month.

DIRECTORS STOCK OPTIONS

On May 1, 1998, each non-employee Director received an option to purchase 625 shares of Common Stock. These options have an exercise price of $22.20. The option vests after five years of service and will expire ten years from the date of the grant. (shares have been adjusted to reflect the Company's September 1998 five-for-two stock split)

DIRECTORS LIFE INSURANCE

Each Director has $50,000 of split dollar life insurance with premiums paid by the Bank. The total of premiums paid in 1998 was $27,485. Under this split dollar life insurance agreement, the Company will receive an amount from the cash value or death proceeds of the policy equal to its premium advances.

DIRECTORS HEALTH INSURANCE

Health insurance is provided to Directors under the same terms and conditions as the Employees of the Bank. The total of premiums paid in 1998 was $30,986.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

John W. Ord is the only employee serving on the Compensation Committee of the Board of Directors. Mr. Ord is excluded from any discussion concerning his own compensation.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

Representatives of Prociak & Associates, LLC, the accounting firm which examined the financial statements, are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. The representatives of Prociak & Associates, LLC, will be available to respond to appropriate questions concerning the Annual Report presented by the Shareholders at the Annual Meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers to file reports of holdings and transactions in Shares with the SEC. Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and Executive Officers with respect to the Company's 1998 fiscal year were met.

                  SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS
-------------------------------------------------------------------------------

The following table sets forth information concerning the beneficial ownership of the Company's Common Shares as of 12/31/98, for: (a) each incumbent Director and each of the nominees for Director; (b) the two most highly compensated Executive Officers who are not also Directors; and (c) the Directors and Executive Officers as a group. Except as otherwise noted, the named individuals or family members had sole voting and investment power with respect to such securities.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES
                                        Amount and Nature
                                        of Beneficial        Percent of
Beneficial Owners and Management        Ownership            Class

DIRECTORS AND EXECUTIVE OFFICERS

Carl F. Pease .........................    30,000           1.38%(1)
Gerald R. Pennay  20,499 ..............                      .94%(2)
Virginia M. Turner ....................    98,887           4.54%
John W. Ord ...........................    46,666           2.14%(3)
Thomas F. Chamberlain .................     4,230            .19%(4)
Judith Ely Kelly ......................     9,450            .43%(5)
Jack M. Norris ........................     8,303            .38%(6)
George H. Stover, Jr ..................    49,012           2.25%(7)
William S. Crock ......................     2,950            .14%(8)
Michael S. Karhnak ....................     6,699            .31%(9)
Debra E. Dissinger ....................     6,952            .32%(10)
All Directors and Executive Officers as
a Group (11) ..........................   283,648          13.02%


                                       7

(1) All shares are held jointly with spouse.

(2) Includes 10,137 shares held jointly with spouse.

(3) Includes shares of the Company's Employee Stock Ownership Plan ("ESOP") which have been allocated to Mr. Ord's account. All other Shares are held jointly with spouse.

(4) Includes 675 shares held jointly with spouse.

(5) Includes 4,500 shares held jointly with spouse and 75 shares held in custodial account for each of her three children.

(6) All shares are held jointly with spouse.

(7) All shares are held jointly with spouse.

(8) All Shares are held jointly with spouse.

(9) Includes shares of the Company's ESOP which have been allocated to Mr. Karhnak's account. All other shares are held jointly with spouse.

(10) Includes shares of the Company's ESOP which have been allocated to Ms. Dissinger's account. All other shares are held jointly with spouse.


                             ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

The By-Laws of the Company provide that the Company's business shall be managed by a Board of Directors of not less than nine, and not more than twenty-five persons. The Board of Directors of the Company, as provided in the Company's By-Laws, is divided into three classes: Class I, Class II, and Class III, with each class being as nearly equal in number as possible. The Board of Directors of the Company presently consists of nine members. The term of office of the Class l Directors elected at the Meeting will expire on the date of the Company's Annual Meeting of Shareholders in 2002. The term of office of each continuing Director in Class Il and Class IIl will expire on the date of the Company's Annual Meeting of Shareholders in 2000 and 2001, respectively.

The persons named in the enclosed proxy intend to vote such proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR 2002:

JACK M. NORRIS
GEORGE H. STOVER, JR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve if elected, proxies will be voted in favor of the remainder of those nominated.

The principal occupation and certain other information are set forth regarding such nominees and other Directors whose terms of office will continue after the Annual Meeting. Information about the Share ownership of the nominees and other Directors can be found on page 7.

-------------------------------------------------------------------------------
                      NOMINEES FOR TERMS EXPIRING IN 2002
-------------------------------------------------------------------------------

JACK M. NORRIS, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1985. Retired owner of B. K. Norris Distributor (beverage distributorship) since 1995. Committees: Member of the Bank's Asset/Liability Committee, Executive Committee, Susquehanna Branch Committee and Compensation Committee. Age: 65

GEORGE H. STOVER, JR., Director of Peoples Financial Services Corp. and Peoples National Bank since 1992. Real Estate Appraiser since 1972. Committees: Member of the Bank's Asset/Liability Committee and Hallstead Branch Committee. Age: 52

-------------------------------------------------------------------------------
               CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2000
-------------------------------------------------------------------------------

JOHN W. ORD, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1969. President and Chief Executive Officer of the Company and of the Bank since 1974. Committees: Bank's Executive Committee and Compensation Committee. Age: 58

CARL F. PEASE, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1985. Retired Director, Susquehanna County Planning Commission since 1992. Committees: Member of the Bank's Executive Committee, Compensation Committee, Montrose Branch Committee and Chairman of the Bank's Loan Administration Committee. Age: 68

WILLIAM S. CROCK, Director of Peoples Financial Services Corp. and Peoples National Bank since 1992. President of W.S. Crock & Sons, Inc. (retail store) since 1976. Committees: Member of the Bank's Loan Administration Committee and Hop Bottom/Nicholson Branch Committee. Age: 52.

-------------------------------------------------------------------------------
               CLASS lll DIRECTORS WHOSE TERM WILL EXPIRE IN 2001
-------------------------------------------------------------------------------

GERALD R. PENNAY, Director of Peoples Financial Services Corp. since 1986 and Director of Peoples National Bank since 1985. Owner, Gerald R. Pennay & Son Auctioneers since 1958. Committees: Member of the Bank's Executive Committee, Compensation Committee, Asset/Liability Committee and Hop Bottom/Nicholson Branch Committee. Age: 63

THOMAS F. CHAMBERLAIN, Director of Peoples Financial Services Corp. and Peoples National Bank since 1994. Nationwide Insurance Agent since 1972. Committees:
Chairman of the Bank's Audit Committee and member of the Bank's Susquehanna Branch Committee. Age: 50

VIRGINIA M. TURNER, Director of Peoples Financial Services Corp. since 1986 and of Peoples National Bank since 1981. Investor since 1982. Committees: Chairman of the Bank's Marketing & Human Resources Committee and member of the Bank's Hallstead Branch Committee. Age: 63


                             EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

The aggregate cash compensation paid to all three Executive Officers of the Company and the Bank for services performed during 1998 was $254,235.

The Bank has in effect a Directors' and Officers' liability insurance policy from the Fidelity and Deposit Company of Maryland to cover certain liabilities, losses, damages, and expenses that the Bank's Directors and Officers may incur in such capacities. Annual premiums for this policy are $5,267.

The Bank provides an automobile for its Executive Officers in connection with the Bank's business. The value of any resulting personal benefit, which is not directly related to job performance, is not included above.

The following Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this Policy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

This Report of the Compensation Committee covers the following topics:

Role of the Corporate Governance and Compensation Committee relative to the compensation program.

Executive Compensation Guiding Principles

Components of the Compensation Program

Compensation of the Chief Executive Officer


ROLE OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

The Committee is made up of four members of the Board of Directors. Three of them are not current or former employees of the Company. The Committee sets the overall compensation principles of the Company and reviews the entire program at least annually. This includes each element described below, the measurement used to make payments of awards under the Company's incentive plans and the overall effectiveness of the program. The committee specifically reviews and establishes the individual compensation levels for the top three members of the senior leadership team, including the Chief Executive Officer. The committee has considered the advice of an independent outside consultant in determining the appropriateness and the level of compensation.

EXECUTIVE COMPENSATION GUIDING PRINCIPLES

Peoples National Bank has developed a compensation program that is intended to motivate and retain the key talent it needs to be a market leader in a highly competitive industry. The Committee and the Company's leadership team developed this program to support the Company's aggressive business strategy. The following principles guided the development of the program:

Compensation opportunity should be related to performance. That is, if Peoples National Bank's and the individual's performance are at the median of those companies with whom we compete for talent, then pay should also be at the median. Opportunity should increase proportionately if Peoples National Bank's or the individual's performance is above the median. On the other hand, if performance is at less than the median, any award payment will be at the Committee's discretion.

Ownership of the Company's shares should be pervasive throughout the Company with each individual having a number of opportunities to own Peoples Financial Services Corp. stock. To that end, we have made a stock option grant to all employee population in May 1998. The overall intent is to encourage each employee to be, and to behave like, an owner of the business.

As described later in this report, our compensation programs are designed to balance short- and long-term financial objectives, build Shareholder value and reward for individual, team and corporate performance.

The proportion of total pay that is at risk against individual and Company performance objectives increase with the more senior positions. For example, in 1998, approximately 16% of the President's total target pay opportunity was at risk against short- and long-term performance goals.

Survey data is compiled by an independent outside consultant to ensure that our total program is competitive. Compensation data includes 148 institutions which includes 111 commercial banks or bank holding companies, 35 savings institutions, and 2 credit unions.

COMPONENTS OF THE COMPENSATION PROGRAM

The three components of the total compensation program are:

Base Salary
Short-Term Incentives
Long-Term Incentives

1. Base Salary

Base salaries for all Officers have been set at levels that are comparable to similar positions at other companies with whom we compare for compensation purposes.

2. Short-Term Incentives

The annual bonus component of incentive compensation is designed to align executive pay with short-term (annual) performance of the Company.

In 1998, the annual bonus opportunity was based on an increased corporate net income objective of 10%; other factors may be used or added in subsequent years.

Distribution of bonuses was based on years of service, salary, part-time or full-time status, and management level classification.

3. Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary.

The Company made a grant of stock options to substantially all Employees. Grants for 1998 were made May 1, 1998. These options have an exercise price of $22.20. The option vests after five years of service and will expire ten years from the date of the grant. (price adjusted to reflect the Company's September 1998 five-for-two stock split)

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

In fiscal 1998, the Company's most highly compensated Officer was John W. Ord, CEO and President. Based on the sample of peers provided through the consultant, approximately 75% of CEO's total annual compensation is in base salary, 20% in short-term incentive compensation and 5% in long-term compensation. In 1998, Mr. Ord's total compensation included 68.44% in base salary, 11.92% in short-term incentive, and 19.64% in long-term compensation.

The guidelines and factors considered by the Committee in determining compensation include corporate profitability measured by return on assets, stock prices, asset quality, loan loss reserve levels, market share, regulatory capital strength, cost control, and regulatory examination. The Committee based compensation and benefit levels on the contribution to the Company in meeting the goals and objectives as set forth in the strategic plan of the Company and the Bank.

SUMMARY COMPENSATION TABLE

                                                      OTHER
NAME AND                                              ANNUAL
PRINCIPAL POSITION       YEAR   SALARY        BONUS   COMPENSATION
John W. Ord ...          1998   $114,800(1)   $20,000 $32,951(2)
President And
Chief Executive
Officer .......          1997   $103,500(3)   $11,117 $24,825(4)

                         1996   $ 89,000(5)   $32,250 $31,879(6)

(1) Includes Director's fees of $4,800.

(2) Includes Peoples National Bank's contribution to 401(k) plan of $3,299, ESOP Contribution of $4,844, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $23,304.

(3) Includes Director's fees of $3,500.

(4) Includes Peoples National Bank's contribution to 401(k) plan of $2,999, ESOP Contribution of $4,490, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $15,832.

(5) Includes Director's fees of $4,000.

(6) Includes Peoples National Bank's contribution to 401(k) plan of $1,634, ESOP Contribution of $7,555, Split Dollar Life Insurance premium payment of $1,504 and Supplemental Employee Retirement Plan contribution of $21,185.

Base Salary:

The Committee increased Mr. Ord's base salary from $103,500 in 1997 to $114,800 in 1998. This increase includes an increase in Director's fees, which were $3,500 in 1997 and $4,800 in 1998.

Short-Term Incentives:

The Committee assessed Mr. Ord's performance in determining his short-term incentives awards. The goals and objectives set forth in the strategic plan were met and additional stretch goals were achieved through the leadership efforts of Mr. Ord, therefore he was awarded a bonus of $20,000.

Long-Term Incentives:

The Bank has an employee stock ownership plan covering substantially all Employees. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total base and short-term incentive compensation for the plan year. $4,844 was contributed to Mr. Ord's account for the year-ending 1998.

The Bank also maintains a profit sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. Mr. Ord received $3,299 in employer contributions in 1998.

The Company made a grant of stock options to substantially all Employees. Grants for 1998 were made May 1, 1998. These options have an exercise price of $22.20. The option vests after five years of service and will expire ten years from the date of the grant. A total of 1,250 shares were granted to Mr. Ord under the 1998 Stock Option.

OPTION GRANTS IN LAST FISCAL YEAR
                              INDIVIDUAL GRANTS (1)
                      ---------------------------------------------------------
                      NUMBER OF
                      SHARES                                          GRANT
                      UNDERLYING  % OF TOTAL                          DATE
                      OPTIONS     OPTIONS          EXERCISE           PRESENT
                      GRANTED     GRANTED TO   PRICE     EXPIRATION   VALUE
NAME                  (#)         EMPLOYEES    ($/SH)    DATE         ($)
----------            ---------------------------------------------------------

John W. Ord              1,250     8.6% $      22.20      5/1/08      $27,750

(1) All Share and per Share amounts have been adjusted to reflect the Company's September 1998 five-for-two stock split.


Peoples National Bank maintains an excess benefit plan for Mr. Ord. Under this plan, which is a non-qualified plan, Mr. Ord will receive a supplemental payment in order to provide him with an annual retirement benefit.

PENSION PLANS

The Bank's Pension Plan is available to Bank Employees who have attained age 21, and have completed one year of service. Employees do not contribute to the plan. Each year, the Bank contributes under the plan an actuarially determined amount for distribution to eligible Employees at their retirement. Benefits are payable at normal retirement (age 65) and early retirement (age 55). Disability benefits are payable at age 55 with vesting at five years. The following table shows the annual retirement benefits payable at normal retirement (age 65) under the Bank's plan for a range of compensation levels and years of service. The amounts are based on an employee who became a participant in 1998 and will have the service and salary at normal retirement.

ANNUAL RETIREMENT BENEFITS
                      YEARS OF SERVICE

Salary     15        20        25        30        35
$ 25,000   $ 3,000   $ 4,000   $ 5,000   $ 6,000   $ 7,000
$ 50,000   $ 6,000   $ 8,000   $10,000   $12,000   $14,000
$ 75,000   $ 9,000   $12,000   $15,000   $18,000   $21,000
$100,000   $12,000   $16,000   $20,000   $24,000   $28,000
$125,000   $15,000   $20,000   $25,000   $30,000   $35,000
$150,000   $18,000   $24,000   $30,000   $36,000   $42,000

Employee Stock Ownership Plan The Company maintains an Employee Stock Ownership Plan (the "ESOP") that was established as of January 1, 1983. The purpose of the ESOP is to promote in Employees the strongest interest in the successful operation of the Company's business and loyalty to the organization, in addition to increasing efficiency in their work. The ESOP also provides the Employees with an opportunity to share in the prosperity of the Company's business by means of stock ownership.

In general, each employee of the Bank who has attained the age of 21 years is eligible to participate in the ESOP, provided he or she has been employed for at least one year and is credited with at least 500 hours of service. Contributions to the plan are at the discretion of the Board of Directors. Employer contributions are allocated to participant accounts based on their percentage of total compensation for the plan year. Shares of Company stock owned by the plan are included in the earnings per share calculation, and dividends on these shares are deducted from undivided profits. During 1998, contributions to the plan charged to operations were $67,930. Under the terms of the ESOP, the Trustee (Benefit Plans Administrators) must invest assets primarily in Common Stock of the Company.

Under the ESOP, the Trustee possesses power and authority to vote the stock in the ESOP's related trust in the manner it determines, in its sole discretion. Employee-participants may be entitled to direct the Trustee as to the exercise of any voting rights attributable to stock allocated to their accounts as to any matter which (as required by Pennsylvania law or the Company's articles of incorporation) must be approved by more than a majority of the outstanding common shares. If an employee-participant does not give instructions as to how to vote the shares allocated to such person's account, the Trustee is not required, except to the extent required under applicable law, to obtain direction from the employee-participants regarding a decision whether or not to tender stock of the Company in response to a tender or exchange offer. Although, the Trustee may, under such circumstances, choose to obtain such direction.

Effective August 1, 1994, the Bank maintains a profit sharing plan under the provisions of Section 401(K) of the Internal Revenue Code. The plan covers substantially all Employees who have completed one year of service. Contributions to the plan by the Bank equal 50% of the employee contribution up to a maximum of 6% of annual salary. During 1998, employer contributions to the plan charged to operations were $37,498.

Performance Graph

The following graph and table compare the cumulative total shareholder return on the Corporation's Common Stock during the period of December 31, 1993, through and including December 31, 1998, with the S&P 500 Index and the NASDAQ Bank Index. The comparison assumes $100 was invested on December 31, 1993, in the Corporation's Common Stock and in each of the indices below and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table below is not necessarily indicative of future performance.


                                [OBJECT OMITTED]

PERFORMANCE GRAPH
                                           Period Ending
                         12/31/93 12/31/94 12/31/95  12/31/96 12/31/97 12/31/98
Peoples Financial Svc Corp 100.0   112.0     139.0     159.0     223.0   329.00
NASDAQ - Bank Index        100.0   100.0     148.0     196.0     328.0   325.00
S&P 500 Index              100.0   101.0     139.0     171.0     229.0   294.00


EXECUTIVE EMPLOYMENT AGREEMENTS
AND OTHER ARRANGEMENTS

In February 1997, the Company entered into an employment agreement with John W. Ord, President and Chief Executive Officer of the Company. The agreement is for an initial three-year term and is renewed annually for a three-year term unless notice of nonrenewal is given by either party in which case the agreement will expire at the end of the existing term.

The agreement provides for a base salary of a minimum of $100,000 per year and for such incentive bonuses as may be awarded to the Executive under any incentive compensation plan which may be in effect or otherwise in the discretion of the Board of Directors. If the Executive 's employment is terminated without "cause" (as defined in the agreement) or the Executive terminates his employment for "good reason" (as defined in the agreement) following a "change in control" of the Company, the Executive becomes entitled to severance benefits under the agreement. "Good reason" includes a reduction in title, responsibilities, or authority, a reassignment which requires the Executive to move his principal residence, a reduction in salary, or a failure to provide the Executive with comparable benefits following a "change in control." If any such termination occurs following a "change in control," the Executive will be entitled generally to a lump-sum payment equal to 2.99 times his average annual compensation for the five years preceding the year of termination. In the event that the Executive 's employment is terminated by the Company without "cause" in the absence of a "change in control," the Executive will be entitled generally to a lump-sum payment equal to 2.0 times the sum of his highest annual compensation in the prior three years plus certain pension and welfare benefits received in the relevant year.

Mr. Ord's agreement contains provisions restricting his ability to compete with the Company under certain circumstances following termination of his employment.

In February 1997, the Company also entered into severance agreements with two other Executive Officers of the Company, which provided for certain severance benefits in the event the Executive 's employment is terminated or the Executive resigns for specified reasons following a "change in control" of the Company. Under these agreements, the Executive would be entitled generally to a severance benefit equal to 2.0 times the Executive 's average annual compensation for the five years preceding the year of termination. No benefits are payable under these agreements in the event the Executive 's employment is terminated for "cause" or in the event the Executive 's employment is terminated for any reason prior to a "change in control." The specified reasons for termination under these agreements are substantially similar to the events of "good reason" contained in Mr. Ord's agreement.

Some of the Directors and Officers of the Company, and the companies with which they are associated, are customers of, and during 1998 had banking transactions with, the Bank in the ordinary course of the Bank's business, and intend to do so in the future. All loans and commitments to loan included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank's Management, do not involve more than the normal risk of collection or present other unfavorable features.


                                 OTHER MATTERS
-------------------------------------------------------------------------------

Management knows of no business other than as described previously that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

                                                                      PROXY CARD

                        PEOPLES FINANCIAL SERVICES CORP.
                                     PROXY
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barbara A. Hinkley and Nancy A. Hinkley, each of them attorneys with full power of substitution and revocation, to attend the Annual meeting of Shareholders of Peoples Financial Services Corp. (the "Company") to be held on April 24, 1999, at the Montrose Bible Conference, Lake Avenue, Montrose, Pennsylvania, at 10:30 AM (eastern Time), and any adjourrnments or postponements thereof, and to vote all shares that the undersigned would be entitled to vote, if personnally present, upon the following matters and on such other issues as may properly come before said Annual Meeting and any adjournments or postponemnts thereof.

(Continued and to be marked, dated and signed on other side)


Please mark your vote as in this example.  [X]

1.   Election of Class Dirctors I to serve for a Three-Year Term:
[ ]  FOR all nominees listed to the right          NOMINEES:
     (except as marked to the contrary below)          JACK. M. NORRIS
                                                       GEORGE H. STOVER, JR.
[ ]  WITHHOLD AUTHORITY to vote for all
     nominees listed at right
INSTRUCTIONS: To whithhold authority to vote for an individual nominee, strike a line through the nominee's name in the list at right

2. Proposal to ratify the selection of Prociak & Associates, LLC, Certified Public Accountants, as independent auditors for the year ending December 31, 1999.
[ ]  FOR
[ ]  AGAINST
[ ]  ABSTAIN

THE BORAD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AT LEFT, AND FOR PROPOSAL 2.

The undersigned hereby acknowledges receipt of the Proxy Statement dated February 26, 1999, and hereby revokes any proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof.

Signature(s): _________________________________________ Date _____________
Note: This proxy must be dated, signed by the shareholder, and returned promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more that one trustee, all should sign. If stock is held jointly, each owner should sign.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

Dated:  March 19, 1999

By/s/ John W. Ord
     John W. Ord
     President and
     Chief Executive Officer